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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 1995 (except with respect to the matter discussed in the first and fifth paragraphs in Note 9, as to which the date is March 28, 1995) included in Republic Industries, Inc.'s Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference in this registration statement of our report dated June 1, 1995 (except with respect to the matter discussed in Note 10, as to which the date is August 3, 1995) on the combined financial statements of Hudson Management Corporation and subsidiaries and Envirocycle, Inc., included in Republic Industries, Inc.'s Form 8-K/A dated September 26, 1995; our report dated November 30, 1995 on the combined financial statements of Cana First Corporation and affiliates d/b/a Scott Security Systems included in Republic Industries, Inc.'s Form 8-K/A dated November 30, 1995; and our report dated December 19, 1995 on the consolidated financial statements (restated) of Republic Industries, Inc. included in Republic Industries,
Inc.'s Form 8-K/A dated November 30, 1995 and to all references to our Firm included in this registration statement.


                                         ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
December 19, 1995